 Exhibit 99.1

Midwest Energy Emissions Corp. Provides Business Update to Investors, Predicting Growth Ahead

LEWIS CENTER, OH--(Marketwired - August 04, 2015) - Midwest Energy Emissions Corp. (MEEC) ("ME2C" or the "Company"), an emerging leader in mercury emissions control technology for the global coal-power industry, today provided a general business update for investors and shareholders.

"As a new technology company in this rapidly emerging industry, we want to take this time to update the market on material operational developments," said CEO Richard MacPherson.

In 2014, the Company announced a total of 15 electric generating units (EGU's) under long-term contracts, representing over 130M in multiyear revenues.

"The accomplishments we are reporting on today are the execution of the installations and commissioning required to fulfill these contracts. The product, equipment sales and consulting fees necessary to carry out these installations has resulted in our generating revenues nearly equal to that of the entire year in 2014 in Q2 of 2015 alone," MacPherson said.

MacPherson continued, "We are now underway with a very busy summer/fall of continued commissioning and new product sales. The remainder of 2015 is very exciting as we finalize our present installations and provide our proprietary products and services to meet our contracted business across North America -- as required by the state, federal and provincial laws." MacPherson concluded, "Revenues are growing substantially quarter over quarter this year, leading to what is expected to be a banner year in 2016. We are especially pleased with the results of our recent Canadian demonstrations, where we introduced our new line of sorbents to great effect. We look forward to presenting the second quarter results for 2015 this month."

About Midwest Energy Emissions Corp. (ME2C)

Midwest Energy Emissions Corp. delivers patented and proprietary solutions to the global coal-power industry to remove mercury from their power plant emissions, providing performance guarantees and leading edge emissions services. The U.S. Environmental Protection Agency's (EPA) Mercury and Air Toxic Standards (MATS) rule requires that all coal- and oil-fired power plants in the U.S., larger than 25 mega-watts, must remove roughly 90% of mercury from their emissions starting April 16, 2015. In June 2015, the U.S. Supreme Court remanded MATS back to the U.S. Court of Appeals for the D.C. Circuit for further review, but left the rule in place. ME2C has developed patented technology and proprietary products that have been shown to achieve mercury removal levels compliant with MATS at a significantly lower cost and with less operational impact than currently used methods, while preserving the marketability of fly-ash for beneficial use.

1

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, additional or new EPA regulations affecting coal-burning utilities, disruption in supply of materials, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, failure to obtain adequate working capital to execute the business plan and any major litigation regarding the Company. In addition, this release contains time-sensitive information that reflects management's best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company's periodic filings with the Securities and Exchange Commission.

Contact:

Rich Gross

CFO

Midwest Energy Emissions Corp

614-505-6115

rgross@midwestemissions.com